CONSULTATION AND SECURITIES COMPENSATION
AGREEMENT

        THIS AGREEMENT is executed and made effective this 4th day of November, 2003, between SkyLynx Communications, Inc., a Delaware corporation (the "Company"), and Clifford L. Neuman ("Consultant").

WITNESSETH

        WHEREAS, the Company desires to retain the services of Consultant as more fully described below; and

        WHEREAS, the Company and the Consultant intend that this Agreement and the services to be performed hereunder shall constitute a "written compensation contract" within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which the Company will issue nontransferable nonqualified options to purchase shares of its Common Stock, $.0001 par value per share (the "Compensation") as compensation for services rendered by the Consultant to the Company pursuant to a Registration Statement under the Securities Act on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission").

        NOW THEREFORE, in consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

        1.         Consultation.

                    The Company hereby retains the services of Consultant, as an independent contractor, which retention is accepted and agreed to be performed by Consultant, subject to and upon the terms and conditions hereinbelow set forth.

        2.         Term.

                     The term of this Agreement shall begin on the day and year first above written, and, unless earlier terminated by the Company for Cause, as defined in Section 5.2.2 hereof, shall terminate upon the expiration of six months from the date hereof unless sooner terminated by mutual agreement of the parties, and thereafter, if extended or renewed by written agreement of the parties, upon 30 days' written notice given by either party to the other. Upon the termination of this Agreement, the retention and agency, and Consultant's independent contractor status, shall end, unless a new, separate written agreement shall have been executed by all parties. In any event, Sections 6, 10 11, 12 and 13 shall survive any termination of this Agreement.

        3         Consultant's Status.

                   It is understood and agreed that Consultant shall be at all times and for all purposes hereunder an independent contractor to the Company and under no circumstances shall be deemed an employee, partner or joint venturer of or with the Company. Consultant agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Consultant has any authority to act for, represent or bind the Company in any matter by virtue of this Agreement. Consultant expressly agrees to indemnify and hold harmless the Company for any damages which may be sustained by the Company as a result of or arising out of any breach of the covenants set forth in this Section 3.

        4.         Services of Consultant.

                4.1.         Upon the request of the Company, Consultant shall consult with and advise the Company with respect legal matters pertaining to corporate and securities laws, including the Company's compliance with reporting requirements under Section 13 of the Securities Exchange Act of 1934.

                4.2        This Agreement expressly precludes the Consultant from providing any services in connection with our sale of securities in any capital-raising transaction as well as any services related to public relations, including, but not limited to (i) direct or indirect promotion of the Company's securities or (ii) assistance in making of a market in the Company's securities.

                4.3        Consultant agrees to exercise his best efforts, skill and diligence in the performance of his services hereunder and shall perform all services in a good and workmanlike fashion.

                4.4.        Consultant shall keep accurate records showing the quantity and date of time devoted to the services provided for herein and a description thereof, and shall present such records to the Company on request.

        5.        Compensation.

                5.1.        The Consultant shall be promptly reimbursed for all reasonable and necessary business expenses incurred by the Consultant in connection with its rendering of services hereunder to the Company; provided, however, that such expenses require the prior approval of the President of the Company and provided further that the Consultant shall only be reimbursed for such expenses as to which it presents the Company with receipts or other reasonable substantiation thereof.

                5.2        For all services hereunder, the Company agrees to pay Consultant a fee by the issuance to Consultant an aggregate of 125,000 shares of Common Stock. A copy of the Form S-8 Registration Statement shall be provided to the Consultant prior to the issuance and delivery of the shares to be issued hereunder, together with a copy of all quarterly, annual or current reports or other documents incorporated therein by reference and all other reports filed or publicly disseminated by the Company following the effectiveness of the Registration Statement until such time as all of the shares of Common Stock shall have been sold or otherwise transferred.

                5.3.         The Consultant shall pay all applicable taxes which are assessed against it as a result of its receipt of compensation under this Agreement, and the Company shall not withhold any such taxes from the compensation paid to the Consultant. Consultant agrees to indemnify and hold harmless the Company, together with its officers and directors, with respect to any such taxes or other assessments which may be due and payable as a result of the payment or receipt of compensation hereunder.

        6.         Registration Rights.

                6.1.        Within 15 days of the date of this Agreement, the Company shall cause to be prepared and filed with the SEC a Registration Statement on Form S-8 registering for sale the Securities referred to above (the "Registration Statement").

                6.2.         In connection with the preparation and filing of the Registration Statement, the Company agrees to (i) use its best efforts to cause such Registration Statement to become and remain effective; (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of not less than 120 days; (iii) furnish to the Consultant such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Consultant may reasonably request in order to facilitate the disposition of the shares of Common Stock; and (iv) use its best efforts to register and qualify the shares of Common Stock covered by such Registration Statement under the Blue Sky laws of the State of Colorado for the distribution of the securities covered by the Registration Statement. The Consultant agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

                6.3.         All fees and other expenses incurred in connection with the registration, offering and distribution of the shares of Common Stock shall be borne by the Company, including, without limitation, fees of the Company's legal counsel, Securities and Exchange Commission filing fees, Blue Sky filing fees, printing costs, accounting fees costs, transfer agent fees, and any other miscellaneous costs and disbursements. Consultant shall be liable for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Consultant of the shares of Common Stock covered by the Registration Statement.

                6.4.         To the extent permitted by law, Consultant will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorney's fees and disbursements, which arise out of or are based upon any violation by Consultant of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Consultant, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such Registration Statement in reliance upon and in conformity with information furnished by Consultant in writing, expressly for use in connection with such Registration Statement.

                6.5.         To the extent permitted by law, the Company will indemnify and hold harmless Consultant, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Consultant may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by the Company of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to the Company, or arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such Registration Statement by Consultant.

                6.6.         Consultant undertakes to comply with all applicable laws governing the distribution of securities in connection with Consultant's sale of Common Stock of the Company, including, without limitation, Regulation M under the Securities Exchange Act of 1934, and to notify the Company of any changes in Consultant's plan of distribution, including the determination of the public offering price and any dealer concession or discount so that the Company can sticker or amend the Registration Statement as the Company deems appropriate in its sole discretion.

        7.         Confidentiality.

                    Consultant for himself and his employees covenants with the Company that all information concerning its methods, processes, plans of acquisition, research, markets, plans, strategies, distributors, dealers, customers, clients and vendors collectively are and constitute the trade secrets and confidential proprietary information of the Company. Consultant covenants and agrees for himself and his employees that he will not (except as required in the course of his services for the Company), during the term of this Agreement or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Company, any trade secrets or confidential and proprietary information of the Company or other confidential matters possessed, owned, or used by the Company that may be communicated to, acquired by, or learned of by him or his employees in the course of or as a result of his services for the Company. All records, disks, tapes, stored information on any medium, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, equipment, and the like, relating to the business of the Company, which Consultant or his employees shall use or prepare or come into contact with, shall remain the sole property of the Company, and upon termination of this Agreement, shall, together with all copies in the possession of Consultant, be delivered to the Company.

                    Notwithstanding the foregoing, the restrictions on disclosure and use of information and materials as set forth in this Section 7 shall not apply to the following, and the following is not confidential or proprietary information: (1) any information or materials which were generally available to the public at the time made available to Consultant by the Company; (2) any information or materials which become, without breach of this Section 10 and through no fault of Consultant, generally available to the public; (3) any information or materials which Consultant has received from other sources prior to the date of this Agreement, subject to no restrictions on disclosure applicable to Consultant; and (4) any information or materials which Consultant at any time lawfully obtains from a third party who is not under any obligation of secrecy or confidentiality to the Company, under circumstances permitting disclosure by Consultant to others without restriction.

        8.         Attorneys' Fees.

                     In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

        9.         Notices.

                     All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective 48 hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

        10.         Partial Invalidity.

                     If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

        11.         Binding Effect.

                     This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns.

        12.         Waiver.

                     No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Company shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenants of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or become construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

        13.         Governing Law.

                     This Agreement and the rights and duties of the parties shall be construed enforced in accordance with the laws of the State of Florida.

        14.         Fax/Counterparts.

                     This Agreement may be executed by telex, telecopy or other facsimile transmission, and such facsimile transmission shall be valid and binding to the same extent as if it were an original. Further, this Agreement may be signed in one or more counterparts, all of which when taken together shall constitute the same document.

        15.         Entire Agreement.

                     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed effective on the day and year first above written.
SKYLYNX COMMUNICATIONS, INC., a Delaware corporation
Attest:

________________________________ Secretary	By:/s/ Gary L. Brown Gary L. Brown, President and CEO

CONSULTANT:
/s/ Clifford L. Neuman Clifford L. Neuman